EXHIBIT 12


                          FLEET FINANCIAL GROUP, INC.




         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                         EXCLUDING INTEREST ON DEPOSITS
                                  (thousands)

                                      Three months   Six months
                                          ended         ended
                                         June 30       June 30                          Year ended December 31
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                                          1995          1995          1994         1993          1992          1991         1990
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Earnings:

       Net income (loss)                   $172,186      $336,325  $   612,931    $  488,049      $279,843     $ 97,672  $ (73,687)
Adjustments:
     (a)  Applicable income taxes
            (benefits)                      111,260       222,694      397,708       327,407       228,526       55,176    (89,636)
     (b)  Fixed charges:
         (1)  Interest on borrowed
              funds                         166,396       302,876      526,397       417,301       386,275      449,544    782,814
         (2)  1/3 of rent                     7,547        15,315       33,706        34,217        29,672       23,033     19,121
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     (c)  Adjusted earnings                $457,389      $877,210  $ 1,570,742    $1,266,974      $924,316     $625,425  $ 638,612
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Fixed charges [b(1) + b(2)]                $173,943      $318,191  $   560,103    $  451,518      $415,947     $472,577  $ 801,935
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Adjusted earnings/fixed charges               2.63x         2.76x        2.80x         2.81x         2.22x        1.32x      0.80x *
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
                         INCLUDING INTEREST ON DEPOSITS


                                         Three         Six
                                         months       months
                                         ended         ended                            Year ended December 31
                                        June 30       June 30
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                                          1995          1995          1994         1993          1992          1991         1990
- ----------------------------------------------------------------------------------------------------------------------------------
Earnings:

     Net income (loss)                     $172,186   $   336,325  $   612,931    $  488,049    $  279,843   $   97,672 $  (73,687)
Adjustments:
     (a)  Applicable income taxes
            (benefits)                      111,260       222,694      397,708       327,407       228,526       55,176    (89,636)

     (b)  Fixed charges:
         (1)  Interest on borrowed
                funds                       166,396       302,876      526,397       417,301       386,275      449,544    782,814
         (2)  1/3 of rent                     7,547        15,315       33,706        34,217        29,672       23,033     19,121
         (3)  Interest on deposits          262,839       506,821      764,186       744,080     1,076,368    1,480,395  1,343,417
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     (c)  Adjusted earnings                $720,228    $1,384,031   $2,334,928    $2,011,054    $2,000,684   $2,105,820 $1,982,029
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Fixed charges [b(1) + b(2) + b(3)]         $436,782   $   825,012   $1,324,289    $1,195,598    $1,492,315   $1,952,972 $2,145,352
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Adjusted earnings/fixed charges               1.65x         1.68x        1.76x         1.68x         1.34x        1.08x      0.92x *
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


      * Note that earnings are inadequate to cover fixed charges, the deficiency being $163,323 for both the ratio excluding and including interest on deposits.

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